UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of

the Securities Exchange Act of 1934

April 10, 2013

Date of Report (Date of earliest event reported)

LOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices, zip code)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

Financing

On April 10, 2013, Local Corporation (the “Registrant”) entered into a Convertible Note and Warrant Purchase Agreement (the “Agreement”) with The Tail Wind Fund Ltd. and certain other institutional investors (the “Investors”), pursuant to which the Registrant will sell $5 million in convertible subordinated notes (the “Notes”), bearing interest at 7% per annum and convertible into shares of the Registrant’s common stock, par value $0.00001 per share (the “Common Stock”), and warrants to purchase 746,268 shares of Common Stock (the “Warrants”). The Agreement, form of Notes and form of Warrants are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively. The closing of the transactions contemplated by the Agreement, the Notes and the Warrants are subject to the satisfaction of certain closing conditions. The Notes will have a maturity date of twenty four (24) months from the date of closing. The Warrants will have an expiration date of sixty (60) months from the date of closing. The Notes are convertible to shares of Common Stock and the Warrants are exercisable at $2.01 per share, representing 120% of the average of the daily Volume Weighted Average Price for the twenty trading days preceding April 8, 2013, or $1.6769 per share.

The Agreement contains customary representations, warranties and affirmative and negative covenants for a transaction of this type, including certain restrictions on dispositions of the Registrant’s and its subsidiaries’ assets, restrictions on certain types of transactions related to the sale of equity or other instruments convertible into equity of the Registrant, the incurrence of additional debt (other than debt incurred pursuant to our Loan and Security Agreement with Square One Bank), and the maintenance of certain public filing obligations and information delivery obligations. The Agreement, the Notes and Warrants also contain certain customary events of default, including payment defaults, conversion defaults, and defaults associated with a breach of representations, warranties and covenants.

The Notes and the Warrants contain certain volume weighted anti-dilution provisions which, if triggered, will lower the price at which the Notes are convertible into shares of Common Stock and the price at which the Warrants are exercisable for shares of Common Stock in the event subsequent issues of equity or convertible instruments of the Registrant occur at an effective price lower than $2.01 (as calculated in accordance with the terms of the Notes and Warrants) or certain other events occur, including without limitation, a sale of the Registrant or its assets or in the event of stock splits or dividends. The Notes and Warrants contain provisions which limit the total amount of shares of Common Stock into which the Notes and Warrants may be converted on a per Investor basis and in accordance with NASDAQ Marketplace Rule 5635(d), 19.99% in the aggregate to all Investors. In the event that, but for the foregoing cap on total conversion, the Investors would be entitled to convert their Notes and exercise their Warrants into shares of Common Stock in excess of 19.99% in the aggregate as a result of the impact of the anti-dilution features in the Notes and Warrants, then a higher interest rate shall be applied to that portion of the Notes which are not convertible into shares of Common Stock and certain other rights and terms may become applicable. The Registrant intends to seek shareholder approval for all of these transactions at its annual meeting of stockholders later this year, which will remove the 19.99% aggregate cap on the total shares of Common Stock that are issuable, if approved.

In connection with the Agreement, the Registrant intends to enter into an Investor Rights Agreement with each of the Investors (the “IRA”), the form of which is attached hereto as Exhibit 10.4. The IRA provides for the registration of the Common Stock into which the Notes are convertible and for which the Warrants are exercisable. The Registrant has an obligation to file a Form S-3 Registration Statement within 45 days of the closing, to have such registration statement declared effective within 120 days of the closing, and to maintain the effectiveness of such registration statement for so long as the Notes, Warrants or shares of Common Stock issued pursuant to the Notes or Warrants are held by the Investors or their permitted assignees. The Registrant may become responsible for certain liquidated damages if it fails to meet its obligations under the IRA.

As security for the obligations of the Registrant under the Agreement, the Notes, the Warrants and the IRA, the Registrant will grant the Investors a security interest on all of the assets of the Registrant. The Registrant’s wholly-owned subsidiaries, Krillion, Inc. and Screamin Media Group, Inc., will also guarantee all of the obligations of the Registrant with respect to the Investors under the Agreement, the Notes, the Warrants and the IRA pursuant to a Guarantee Agreement (the “Guarantee”), the form of which is attached hereto as Exhibit 10.5. Krillion, Inc. and

Screamin Media Group, Inc. have each offered as security for their obligations under the Guarantee a security interest on their respective assets. The Investors have subordinated all of their secured interests to Square One Bank pursuant to a subordination agreement with Square One Bank.

The Registrant issued a press release announcing the foregoing on April 11, 2013, a copy of which is attached hereto as Exhibit 99.1

The Registrant engaged Merriman Capital, Inc. and Ladenburg Thalmann & Co. Inc., in order to assist it with the foregoing financing activities. A special committee of the Board of Directors was formed for purposes of evaluating the potential financial advisors and made the selection of Merriman Capital, Inc. and Ladenburg Thalmann & Co. Inc. The special committee of the Board was comprised entirely of independent Board members. Our lead director, Norman K. Farra, Jr., currently serves as FEP Advisor for Merriman Capital, Inc. For his services in connection with the transactions disclosed in this Current Report on Form 8-K, Mr. Farra will receive an aggregate fee of approximately $127,500. In light of the engagement of Merriman Capital, Inc. and the potential for a conflict of interest, Mr. Farra resigned his positions on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board of Directors on January 16, 2013, as previously disclosed.

Amendment Number 7 to Square One Bank Loan and Security Agreement

On April 10, 2013, the Registrant and its wholly owned subsidiaries, Krillion, Inc. and Screamin Media Group, Inc. (“Subsidiaries”) entered into that certain Seventh Amendment to Loan and Security Agreement (the “Amendment”) with Square One Bank, which amends the Loan and Security Agreement by and between the Registrant, the Subsidiaries and Square One Bank dated August 3, 2011, as amended by the First Amendment dated March 28, 2012, the Second Amendment dated April 11, 2012, the Third Amendment dated August 17, 2012, the Fourth Amendment dated January 30, 2013, the Fifth Amendment dated February 13, 2013, and the Sixth Amendment dated March 28, 2013 (collectively, the “Agreement”). The Amendment provides for the Registrant and its Subsidiaries to add as security for the obligations of the Registrant and the Subsidiaries under the Agreement all of the intellectual property of the Registrant and the Subsidiaries and to undertake certain reporting obligations to Square One Bank with respect to such intellectual property.

Item 3.02.	Unregistered Sales of Equity Securities.

The description of the transactions set forth in Item 1.01 under the heading “Financing” is incorporated herein by reference. The Notes and Warrants were issued pursuant to an exemption from registration under Regulation D, Rule 506, of the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

The Registrant issued a press release announcing the transactions set forth in Item 1.01. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Convertible Note and Warrant Purchase Agreement dated April 10, 2013, by and among the Registrant and certain institutional investors.

10.2	Form of 7% Convertible Note.

10.3	Form of Common Stock Purchase Warrant.

10.4	Form of Investor Rights Agreement.

10.5	Form of Subsidiary Guarantee.

10.6	Seventh Amendment, dated April 10, 2013, to Loan and Security Agreement dated August 3, 2011, by and among Registrant, Krillion, Inc., Screamin Media Group, Inc. and Square One Bank.

99.1	Press Release of the Registrant dated April 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL CORPORATION

Date: April 11, 2013	By:	/s/ Kenneth Cragun
Kenneth Cragun
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Convertible Note and Warrant Purchase Agreement dated April 10, 2013, by and among the Registrant and certain institutional investors.

10.2	Form of 7% Convertible Note.

10.3	Form of Common Stock Purchase Warrant.

10.4	Form of Investor Rights Agreement.

10.5	Form of Subsidiary Guarantee.

10.6	Seventh Amendment, dated April 10, 2013, to Loan and Security Agreement dated August 3, 2011, by and among Registrant, Krillion, Inc., Screamin Media Group, Inc. and Square One Bank.

99.1	Press Release of the Registrant dated April 11, 2013.